UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2010

ANAVEX LIFE SCIENCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51652	20-8365999
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Marathonos Ave., 15351 Athens, Greece
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 30 210 603 4026

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 5.07 of this current report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 28, 2010, we held our annual meeting of stockholders.

Election of Directors

At the annual meeting, our stockholders elected Harvey Lalach, Alison Ayers, Cameron Durrant and David Tousley as the directors of our company with the following votes:

	For	Against	Abstain	Broker Non-Votes
Harvey Lalach	11,140,516	2,750	Nil	Nil
Alison Ayers	11,140,216	3,050	Nil	Nil
Cameron Durrant	11,140,766	2,500	Nil	Nil
David Tousley	11,140,516	2,750	Nil	Nil

Our board of directors did not nominate Dr. Herve de Kergrohen as a candidate for a director at the annual meeting and, as a result, he ceased being a director of our company following the annual meeting.

Ratification of Appointment of Independent Registered Public Accounting Firm

At the annual meeting, our stockholders ratified the appointment of BDO Dunwoody LLP as our independent registered public accounting firm with the following votes:

For	Against	Abstain	Broker Non-Votes
12,056,309	9,056	Nil	Nil

Item 9.01.	Financial Statements and Exhibits.

Exhibits
99.1	News Release dated May 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

/s/ Harvey Lalach
Harvey Lalach
President, Chief Financial Officer, Secretary and Director
Date: May 4, 2010